ADMINISTRATION AGREEMENT


     This AGREEMENT made as of December 15, 1995 by and among EXCELSIOR INSTITUTIONAL TRUST, a Delaware business trust (the "Trust"), CHASE GLOBAL FUNDS SERVICES COMPANY, a Delaware corporation ("CGFSC"), FEDERATED ADMINISTRATIVE SERVICES ("FAS"), a Delaware trust, and UNITED STATES TRUST COMPANY OF NEW YORK ("U.S. Trust"), a state-chartered bank and trust company (CGFSC, FAS and U.S. Trust are collectively referred to as the "Administrators").

                                  WITNESSETH:

           WHEREAS, the Trust is registered as an open-end, management investment Trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Trust wishes to retain the Administrators to provide, as co-administrators, certain administration services with respect to one or more of the Trust's investment portfolios (individually, a "Fund," and collectively, the "Funds"), as described and set forth on one or more exhibits to this Agreement, and the Administrators are willing to furnish such services;

           NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

           1. APPOINTMENT. The Trust hereby appoints the Administrators to provide administration services to the Funds for the period and on the terms set forth in this Agreement. The Administrators accept such appointment and agree to furnish the services herein set forth in return for the compensation as provided in Section 4 of this Agreement. In the event that the Trust establishes one or more investment portfolios other than the Funds with respect to which it decides to retain the Administrators to act as co-administrators hereunder, the Trust shall notify the Administrators in writing. If the Administrators are willing to render such services to a new investment portfolio, they shall so notify the Trust in writing whereupon such investment portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds, except to the extent that said provisions (including those relating to the compensation payable by the Trust) may be modified with respect to such investment portfolio in writing by the Trust and the Administrators at the time of the addition of such new investment portfolio.

           2. DELIVERY  OF  DOCUMENTS.   The  Trust  has   furnished   each  of
the Administrators with copies, properly certified or authenticated, of each of the following:

                (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Administrators to provide certain administration services to the Trust and approving this Agreement;

                (b)  The Trust's Declaration of Trust ("Charter");

                (c)  The Trust's Bylaws ("Bylaws");

                (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

                (e) The Trust's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (File Nos. 33-78264, 811-8490) (the "Registration Statement") under the Securities Act of 1933 and the 1940 Act, as filed with the SEC;

                (f) The Trust's Amended and Restated Servicing Plan and the accompanying form of custodian, transfer agency, servicing and shareholder servicing agreements; and

                (g) The Trust's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

                The Trust will timely furnish each of the Administrators from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

           3. SERVICES AND DUTIES. Subject to the supervision and control of the Trust's Board of Trustees, and as delineated on one or more Exhibits to the Agreement, the Administrators agree to assist in supervising various aspects of each Fund's administrative operations, including the performance of the following specific services for each Fund:

                (a) Providing office facilities (which may be in the offices of any of the Administrators or a corporate affiliate of any of them, but shall be in such location as the Trust shall reasonably approve);

                (b) Furnishing statistical and research data, clerical services, and stationery and office supplies;

                (c) Keeping and maintaining all financial accounts and records (other than those required to be maintained by the Trust's Custodian and Transfer Agent);

                (d) Computing each Fund's net asset value, net income and net capital gain (loss) in accordance with the Trust's Prospectus and resolutions of its Board of Trustees;

                (e) Compiling data for and preparing for execution and filing with the SEC required reports and notices to shareholders of record and the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR and timely Rule 24f-2 Notices;

                (f) Compiling data for, and preparing for execution and filing all reports or other documents required by Federal, state and other applicable laws and regulations, including those required by applicable laws and regulations, including those required by applicable Federal and state tax laws (other than those required to be filed by the Trust's Custodian or Transfer Agent);

                (g) Reviewing and providing advice with respect to all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

                (h) Assisting in developing and monitoring compliance procedures for each Fund and any class or series thereof, including, without limitation, procedures to monitor compliance with applicable law and regulations, each Fund's investment objectives, policies and restrictions, its continued qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, and other tax matters;

                (i) Monitoring the Trust's arrangements with respect to services provided by certain organizations which have entered into Shareholder Servicing Agreements with the Trust ("Shareholder Servicing Agents") provided that each Administrator will only be responsible for monitoring arrangements with Shareholder Servicing Agents with whom the Administrator has established the servicing relationship on behalf of the Trust. With respect to such Shareholder Servicing Agents, the Administrators shall specifically monitor and review the services rendered by organizations to their customers who are the beneficial owners of shares, pursuant to the Shareholder Servicing Agreements including, without limitation, reviewing the qualifications of financial institutions wishing to be Shareholder Servicing Agents, assisting in the execution and delivery of Shareholder Servicing Agreements, reporting to the Trust's Board of Trustees with respect to the amounts paid or payable by the Trust from time to time under the Shareholder Servicing Agreements and the nature of the services provided by such organizations, and maintaining appropriate records in connection with such duties;

                (k) Determining, together with the Trust's Board of Trustees, the jurisdictions in which the Trust's shares shall be registered or qualified for sale and, in connection therewith, maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund;

                (l) Assisting to the extent requested by the Trust and its outside counsel with the preparation of the Trust's Registration Statement on Form N-1A or any supplements or amendments thereto; and

                (m) Assisting in the monitoring of regulatory and legislative developments which may affect the Trust and, in response to such developments, counseling and assisting the Trust in routine regulatory examinations or investigations of the Trust, and working with outside counsel to the Trust in connection with regulatory matters or litigation.

           In performing their duties as co-administrators of the Trust, the Administrators (a) will act in accordance with the Trust's Charter, Bylaws, Prospectus and the instructions and directions of the Trust's Board of Trustees and will conform to, and comply with, the requirements of the 1940 Act and all other applicable Federal or state laws and regulations, and (b) will consult with outside legal counsel to the Trust, as necessary or appropriate.

           The Administrators will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act in connection with the services required to be performed hereunder. The Administrators further agree that all such records which they maintain for the Trust are the property of the Trust and further agree to surrender promptly to the Trust any of such records upon the Trust's request.

           4.   FEES; EXPENSES; EXPENSE REIMBURSEMENT.

           For the services rendered pursuant to this Agreement for all Funds except International Equity Fund, the Administrators (and any other entity which provides, pursuant to any agreement which may be entered into from time to time, services of a nature set forth herein to one or more of the Funds (a "Servicing Agent")) shall be entitled jointly to a fee based on the average net assets of the Trust, determined at the following annual rates applied to the average combined daily net assets of all of the Funds and all of the investment portfolios of UST Master Tax-Exempt Funds, Inc. and UST Master Funds, Inc., as each of them may change its name from time to time (collectively, the "Master Funds")(except the International, Pacific/Asia, Pan European and Emerging Americas Funds of UST Master Fund's, Inc.): .20% of the first $200 million;
 .175% of the next $200 million; and .15% of any amount in excess of $400 million; and 20% of the daily net assets of the International Equity Fund, less any amounts payable to Federated Service Company under its Servicing Agreement with the Trust with respect to the Bond Index Fund. Each Fund will pay a portion of the total fee payable by the Trust in an amount equal to the proportion that such Fund's average daily net assets bears to the total average daily net assets of all the Funds of the Trust then covered by this Agreement. The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each Fund. Such fees are to be computed daily and paid monthly on the first business day of the following month. Upon any termination of this Agreement with respect to any one or more Funds before the end of any month, the fee for such part of the month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement with respect to such one or more Funds. The Administrators agree that any fee payable by the Trust under this Agreement shall be payable to CGFSC, as an Administrator and as agent for FAS and U.S. Trust (and Federated Service Company under the Servicing Agreement), and that such payment shall discharge the Trust's payment obligation hereunder. However, such joint fee payment does not create any joint and/or several liability among the Administrators for the services provided by the others.

           For purposes of determining fees payable to the Administrators, the value of each Fund's net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Trust's Board of Trustees.

           The Administrators will from time to time employ or associate with themselves such person or persons as they may believe to be fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both one or more of the Administrators and the Trust. The compensation of such person or persons for such employment shall be paid by the Administrators and no obligation may be incurred on behalf of the Trust in such respect.

           The Administrators will bear all expenses in connection with the performance of their services under this Agreement except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and directors who are not officers, directors, shareholders or employees of the Administrators, or the Trust's investment adviser or distributor for the Funds, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, payments to shareholder servicing agents or similar organizations, costs of maintenance of corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Trust, provided, however, that, except pursuant to a distribution plan adopted by the Trust in accordance with applicable rules and regulations, the Trust will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds, and further provided that the Administrators may utilize one or more independent pricing services, approved from time to time by the Board of Trustees of the Trust, to obtain securities prices in connection with determining the net asset value of each Fund and that each Fund will reimburse the Administrators for its share of the cost of such services based upon its actual use of the services.

           If in any fiscal year any Fund's aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Administrators agree to reimburse such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Administrators bears to the total amount of investment advisory and administration fees otherwise payable by the Fund. The expense reimbursement obligation of the Administrators is limited to the amount of their fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Administrators shall reimburse such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fee otherwise payable to the Administrators bears to the total amount of investment advisory and administration fees otherwise payable by the Fund regardless of the amount of fees paid to the Administrators during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the funds so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis. With respect to the amounts required to be reimbursed under this Section 4 in any fiscal year, the parties to this Agreement agree that CGFSC and U.S. Trust alone shall reimburse such amounts up to the amount of fees received by CGFSC and U.S. Trust, respectively, under this Agreement for such year. FAS shall only be obligated to reimburse expenses to the extent that the amounts required to be reimbursed under this Section 4 in any fiscal year exceed the amount of fees received by CGFSC and U.S. Trust under this Agreement for such year and to the extent that CGFSC and U.S. Trust reimburse all such fees received by them, provided that the reimbursement obligation of FAS shall be limited to the amount of fees received by it under this Agreement for such year.

           5. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrators agree on behalf of themselves and their employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrators may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

           6. LIMITATION OF LIABILITY. Each Administrator shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee or agent of any of the Administrators, who may be or become an officer, director, employee or agent of the Trust shall be deemed when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Administrators' duties hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of the Administrators even though paid by any of them.

           7. TERM. This Agreement shall become effective on December 15, 1995 and, unless sooner terminated as provided herein, shall continue until July 31, 1996, and thereafter shall continue automatically with respect to each Fund for successive annual periods ending on July 31 of each year, provided such continuance is specifically approved at least annually by the Trust's Board of Directors. This Agreement is terminable with respect to each Fund, without penalty, on not less than ninety days' notice by the Trust's Board of Trustees or by CGFSC, FAS or U.S. Trust. This Agreement will terminate automatically in the event of its "assignment" (as defined in the Investment Trust Act 1940). The parties agree that an assignment includes the transfer of "control" of more than 25% of the outstanding voting securities of FAS to a Trust that is not a subsidiary of Federated Investors.

           8. GOVERNING LAW. This Agreement shall be governed by New York law.

           9. NOTICES. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to an internationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

           If to the Trust:

           Excelsior Institutional Trust
           73 Tremont Street
           Boston, Massachusetts  02108-3913
           Telecopier Number: (617) 557-8617

           If to CGFSC:

           Chase Global Funds Services Trust
           73 Tremont Street
           Boston, Massachusetts  02108-3913
           Telecopier Number: (617) 557-8617

           If to FAS:

           Federated Administrative Services
           Federated Investors Tower
           1001 Liberty Avenue
           Pittsburgh, Pennsylvania  15222-3779
           Telecopier Number:  (412) 288-8141

           If to U.S. Trust:

           United States Trust Company of New York
           114 West 47th Street, 10th Floor
           New York, New York  10036
           Telecopier Number: (212) 852-3971

           10. MISCELLANEOUS. No provisions of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. If a change or discharge is sought against the Trust, the instrument must be signed by each Administrators. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date indicated above.


ATTEST:                            EXCELSIOR INSTITUTIONAL
                                     TRUST


By:                                By:
                                      Title:


(SEAL)


ATTEST:                            CHASE GLOBAL FUNDS SERVICES
                                     TRUST


By:                                By:
                                      Title:


(SEAL)

ATTEST:                            FEDERATED ADMINISTRATIVE
                                     SERVICES


By:                                By:
                                      Title:

(SEAL)

ATTEST:                            UNITED STATES TRUST COMPANY
                                     OF NEW YORK


By:                                By:
                                      Title:

(SEAL)

                                   Exhibit A
                                     to the
                            Administration Agreement

                         EXCELSIOR INSTITUTIONAL TRUST
                                  Income Fund
                                  Equity Fund
                               Equity Growth Fund
                             Total Return Bond Fund
                                Bond Index Fund
                                 Balanced Fund
                           International Equity Fund
                 (each a "Fund" and collectively, the "Funds")



           In consideration of the mutual covenants set forth in the Administration Agreement dated as of December 15, 1995 among Excelsior Institutional Trust, Chase Global Funds Services Trust ("CGFSC"), Federated Administrative Services ("FAS") and United States Trust Company of New York ("U.S. Trust"), Excelsior Institutional Trust executes and delivers this Exhibit on behalf of the Funds set forth above, as the same may be amended from time to time.

           Pursuant to Section 3 of the Agreement, FAS agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds, with the understanding that CGFSC will provide all other services and duties set forth in said Section 3 but not otherwise listed below:

           (a) Performing a due diligence review of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

           (b) Reviewing the Trust's Registration Statement on Form N-1A or any replacement therefor;

           (c) Performing internal audit examinations in accordance with a charter to be adopted by FAS and the Trust;

           (d) Upon request, providing individuals reasonably acceptable to the Trust's Board of Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Funds' affairs as determined by the Trust;

           (e) Monitoring the Trust's arrangements with respect to services provided by certain organizations which have entered into shareholder Servicing Agreements with the Trust ("Shareholder Servicing Agents") provided that FAS will only be responsible for monitoring arrangements with Shareholder Servicing Agents with whom FAS has established the servicing relationship on behalf of the Trust. With respect to such Shareholder Servicing Agents, FAS shall specifically monitor and review the services rendered by organizations to their customers who are the beneficial owners of shares, pursuant to the Shareholder Servicing Agreements including, without limitation, reviewing the qualifications of financial institutions wishing to be Shareholder Servicing Agents, assisting in the execution and delivery of Shareholder Servicing Agreements, reporting to the Trust's Board of Trustees with respect to the amounts paid or payable by the Trust from time to time under the Shareholder Servicing Agreements and the nature of the services provided by such organizations, and maintaining appropriate records in connection with such duties;

           (f) Consulting with CGFSC and the Trust regarding the jurisdictions in which the Trust's shares shall be registered or qualified for sale and, in connection therewith, reviewing and monitoring the actions of CGFSC in maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund.

      Witness the due execution hereof as of this 15th day of December, 1995.


ATTEST:                            EXCELSIOR INSTITUTIONAL
                                     TRUST


By:                                By:
                                      Title:

(SEAL)


ATTEST:                            FEDERATED ADMINISTRATIVE
                                     SERVICES


By:                                By:
                                      Title:

(SEAL)



ATTEST:                            CHASE GLOBAL FUNDS SERVICES
                                     COMPANY


By:                                By:
                                      Title:


(SEAL)

                                   Exhibit B
                                     to the
                            Administration Agreement

                         EXCELSIOR INSTITUTIONAL TRUST
                                  Income Fund
                                  Equity Fund
                               Equity Growth Fund
                             Total Return Bond Fund
                                Bond Index Fund
                                 Balanced Fund
                           International Equity Fund
                 (each a "Fund" and collectively, the "Funds")




           In consideration of the mutual covenants set forth in the Administration Agreement dated as of December 15, 1995 among Excelsior Institutional Trust, Chase Global Funds Services Trust ("CGFSC"), Federated Administrative Services ("FAS") and United States Trust Company of New York ("U.S. Trust"), Excelsior Institutional Trust executes and delivers this Exhibit on behalf of the Funds above, as the same may be amended from time to time.

           Pursuant to Section 3 of the Agreement, U.S. Trust agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

           (a) Providing guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

           (b) Reviewing the Trust's Registration Statement on Form N-1A or any replacement therefor;

           (c) Consulting with the Funds and the Trust's Board of Trustees, as appropriate, on matters concerning the administration and peration of the Funds;

           (d) Monitoring the Trust's arrangements with respect to services provided by certain organizations which have entered into shareholder Servicing Agreements with the Trust ("Shareholder Servicing Agents") provided that U.S. Trust will only be responsible for monitoring arrangements with Shareholder Servicing Agents with whom U.S. Trust has established the servicing relationship on behalf of the Trust. With respect to such Shareholder Servicing Agents, U.S. Trust shall specifically monitor and review the services rendered by organizations to their customers who are the beneficial owners of shares, pursuant to the Shareholder Servicing Agreements including, without limitation, reviewing the qualifications of financial institutions wishing to be Shareholder Servicing Agents, assisting in the execution and delivery of Shareholder Servicing Agreements, reporting to the Trust's Board of Trustees with respect to the amounts paid or payable by the Trust from time to time under the Shareholder Servicing Agreements and the nature of the services provided by such organizations, and maintaining appropriate records in connection with such duties;


      Witness the due execution hereof as of this 15th day of December 1995.


ATTEST:                            EXCELSIOR INSTITUTIONAL
                                     TRUST


By:                                By:
                                      Title:


(SEAL)


ATTEST:                            UNITED STATES TRUST
                                     COMPANY OF NEW YORK


By:                                By:
                                      Title:


(SEAL)